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                                                                     EXHIBIT 3.1

                                     SECOND

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 MERCFUEL, INC.


        WHEREAS, a Certificate of Incorporation for MercFuel, Inc. was filed on October 27, 2000; and

        WHEREAS, an Amended and Restated Certificate of Incorporation for MercFuel, Inc. was filed on May 15, 2001; and

        WHEREAS, MercFuel desires to further amend and restate the Certificate of Incorporation pursuant to Sections 242 and 245 of the Delaware General Corporation Laws; and

        WHEREAS, MercFuel has complied with the procedural requirements set forth in Section 242(b) of the Delaware General Corporation Laws.

        NOW, THEREFORE, MercFuel, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby adopts the following Amended and Restated Certificate of Incorporation:

                                    ARTICLE I
                                      NAME

        The name of the corporation is MercFuel, Inc. (the "CORPORATION").

                                   ARTICLE II
                                     PURPOSE

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE III
                                     SHARES

        (a) The aggregate number of shares which the Corporation has authority to issue is fifty million (50,000,000) shares of common stock, $.01 par value per share, and eight million (8,000,000) shares of preferred stock, $.01 par value per share.


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        (b) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of Delaware. Such authorization shall include, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at such time or times and at such price or prices;
(b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        (c) At the time the Secretary of State of the State of Delaware accepts this Second Amended and Restated Certificate of Incorporation for record, each one (1) share of Common Stock of the Corporation issued and outstanding shall be automatically converted into 1.004620839 shares of Common Stock of the Corporation without the necessity of any act or deed by the Corporation or by any holder thereof.

        (d) Each holder of an issued and outstanding certificate or certificates representing shares of Common Stock of the Corporation shall surrender the same to the Corporation, and each such holder shall thereupon be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock into which the shares of stock represented by the certificate or certificates so surrendered shall have been converted by the provisions hereof.

                                   ARTICLE IV
                           DENIAL OF PREEMPTIVE RIGHTS

        Except as may be set forth in a written agreement executed by an authorized representative of the Corporation, no stockholder of the Corporation or other person shall have any preemptive rights to purchase or subscribe to any shares of any class or any notes, debentures, options, warrants or other securities, now or hereafter authorized.

                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT

        The street address of the initial registered office of the Corporation is 1209 Orange Street, Wilmington, Delaware 19801 and the name of its initial registered agent at such address is The Corporation Trust Company (New Castle County).


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                                   ARTICLE VI
                                    DIRECTORS

        (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more then twenty-four directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

        (b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting following the date of the distribution of this Corporation's common stock to stockholders of Mercury Air Group, Inc. (the "Distribution Date"), directors initially designated as Class II directors shall serve for a term ending on the date of the second annual meeting following the Distribution Date, and directors initially designated as Class III directors shall serve for a term ending on the third annual meeting following the Distribution Date. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

        (c) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

        (d) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled solely by a majority of the directors then in office (even if less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

        (e) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VII
                  LIMITATION OF PERSONAL LIABILITY OF DIRECTORS


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        To the greatest extent permitted by applicable law, no director
(including any advisory director) of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, the foregoing shall not limit the liability of a director (including any advisory director) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII
                                    INDEMNITY

        SECTION 8.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a please of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this Section 8.1.

        SECTION 8.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in


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which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

        SECTION 8.3 Notwithstanding the other provisions of this Article VIII, to the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2, or in the defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

        SECTION 8.4 Any indemnification under Sections 8.1 and 8.2 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, that indemnification of the Director, officer, employee or agent is not proper in the circumstances because such person has not met the applicable standards of conduct set forth in Sections 8.1 and 8.2.

        SECTION 8.5 Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 8.1 and 8.2 in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 8.5 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such Director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.


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        SECTION 8.6 Any indemnification under Sections 8.1, 8.2 or 8.3 or advance of costs, charges and expenses under Section 8.5 shall be made promptly, and in any event within 30 days, upon the written request of the Director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article VIII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person's costs and expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 8.5 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 8.1 or 8.2, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        SECTION 8.7 The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each Director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article VIII is in effect. No amendment or repeal of this Article VIII or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any Director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article VIII with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article VIII is in effect. The provisions of this
Section 8.7 shall apply to any such action, suit or proceeding, whenever commenced, including any such action, suit or proceeding after any amendment or repeal of this Article VIII.


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        SECTION 8.8 For purposes of this Article VIII:

               (i) "THE CORPORATION" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

               (ii) "OTHER ENTERPRISES" shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

               (iii) "SERVING AT THE REQUEST OF THE CORPORATION" shall include any service which imposes duties on, or involves services by, a Director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

               (iv) "FINES" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

               (v) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in Sections 8.1 and 8.2; and

               (vi) Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a Director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a Director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

        SECTION 8.9 If this Article VIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.


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        SECTION 8.10 The Corporation shall purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.

                                   ARTICLE IX
                               VOTING REQUIREMENTS

        In addition to any other requirement of Delaware law, transactions of the Corporation involving merger, consolidation, sale of assets or other actions resulting in transfer of substantially all of the assets of the Corporation (whether in one transaction or a series of transactions) shall require either
(i) an affirmative vote of at least 75% of the members of the Board of Directors and an affirmative vote of the holders of at least 50% of the voting stock of the Corporation; or (ii) an affirmative vote of at least 50% of the members of the Board of Directors and an affirmative vote of the holders of at least 75% of the voting stock of the Corporation.

                                    ARTICLE X
                                     BYLAWS

        Except as set forth below, the Bylaws of the Corporation may be amended or repealed, or new Bylaws may be adopted, (i) by the Board of Directors of the Corporation at any duly held meeting or pursuant to a written consent in lieu of such meeting, or (ii) by the holders of a majority of the shares represented at any duly held meeting of stockholders, provided that notice of such proposed action shall have been contained in the notice of any such meeting, or pursuant to a written consent signed by the holders of a majority of the outstanding shares entitled to vote thereon. The following Bylaw provisions may be amended or repealed only by an affirmative vote of at least 75% of the members of the Board of Directors: (a) the provision concerning the number, tenure, qualification and vacancies of the Board of Directors; and (b) the provision concerning removal for cause of Directors.

                                   ARTICLE XI
                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

        This Amended and Restated Certificate of Incorporation may be further amended or restated in accordance with the provisions of Delaware law, except that, in addition to any other requirement of Delaware law, Articles VI, IX, X and XI hereof may be amended or repealed only by either (i) an affirmative vote of at least 75% of the members of the Board of Directors and an affirmative vote of the holders of at least 50% of the voting stock of the Corporation; or (ii) an affirmative vote of at least 50% of the members


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of the Board of Directors and an affirmative vote of the holders of at least 75%
of the voting stock of the Corporation.

        IN WITNESS WHEREOF, said MercFuel, Inc. has caused this Second Amended Certificate to be signed by Navin Vithal, its Secretary, this 30th day of August, 2001.


                                                   MERCFUEL, INC.

                                                   By:  Navin Vithal /s/
                                                      --------------------------
                                                   Its:  Navin Vithal, Secretary
                                                       -------------------------

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